Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 1, 2004 relating to the consolidated financial statements and financial statement schedule of Verilink Corporation as of and for the year ended July 2, 2004, which appears in the Current Report on Form 8-K dated August 31, 2006.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Birmingham, Alabama
December 13, 2006